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                                                               Exhibit 10.9

                                    CIBER, INC.

                         SUMMARY OF NON-EMPLOYEE DIRECTORS
                              STOCK COMPENSATION PLAN
                         (AS AMENDED EFFECTIVE JULY 1 1997)


     Pursuant to the Non-Employee Directors' Stock Compensation Plan (the "Plan"), CIBER, Inc. (the "Company") will issue to each of the Company's non-employee directors, for each meeting of the Company's Board of Directors attended by such non-employee director, the minimum integral number of shares of the Company's common stock, $.01 par value (the "Common Stock"), that have an aggregate fair market value of at least $2,500. The fair market value of such shares will be determined based on the last reported sale price of the Common Stock on the New York Stock Exchange determined as of the most recent date, immediately prior to the applicable meeting, that the Company's Common Stock was traded on the New York Stock Exchange. The Plan is administered and interpreted by the Company's Board of Directors. The Plan is effective as of August 6, 1996.